EXHIBIT 32.1

CERTIFICATION

I, Frank A. Lodzinski, certify that:

In connection with the Annual Report on Form 10-K of GeoResources, Inc. (the “Company”) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank A. Lodzinski, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank A. Lodzinski
Frank A. Lodzinski
Chief Executive Officer
March 11, 2011

*	The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.